UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 14, 2017

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NEXEON MEDSYSTEMS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55655	81-0756622
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1708 Jaggie Fox Way Lexington, Kentucky	40511
(Address of Principal Executive Offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 8.01:	Other Events.

On February 14, 2017, the Company entered into a Professional Relations and Consulting Agreement (“Agreement”)  with Acorn Management Partners LLC (“Consultant”) which provides for Consultant to (i) create a “Full Market Awareness Program” that will be customized by the Consultant to fit Company’s needs in order to assist the Company in achieving its goals of creating awareness and knowledge about the Company and objectives over a period of time; (ii) drive long-term investors through financial professionals to the Company for fundamental reasons, therefore steadily increasing the shareholder base and creating a truly sophisticated market, and (iii) expand the Company’s investor base through production of a “Quick Facts” sheet for the Company and conference calls between financial professionals and the Company’s appointed executive to speak with such professionals. Consultant will reach out to approximately 3,000 contacts each month and provide a monthly broker report with all interested parties to the Company with relevant contact information. The services will be performed and directed at a U.S. audience. The Agreement has a one-year term expiring on February 14, 2018.  The term may be extended by a new written mutual agreement on terms to be agreed upon.

In consideration for rendering such services, Consultant will be paid as follows:

First Period - 6 Month term

•	CASH: $7,500 per month

•	STOCK: $125,000 of restricted common stock of the Company, to be determined by dividing $125,000 by the closing share price on the last trading day before the due date of this contract which is the execution date of this contract.

Second Period - 3 Month term

•	CASH: $7,500 per month

•	STOCK: $62,500 of restricted common stock of the Company, to be determined by dividing $62,500 by the closing share price on the last trading day before the due date of the start of the prior period as per the contract.

Last Period - 3 Month term

•	CASH: $10,000 per month

•	STOCK: $50,000 of restricted common stock of the Company, to be determined by dividing $50,000 by the closing share price on the last trading day before the due date of the start of the prior period as per the contract.

All stock issued by the Company is fully earned on the execution of the Agreement, February 14, 2017, and must be issued and begins vesting in accordance to the terms and dates agreed by both parties as set forth above.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Professional Relations and Consulting Agreement between the Company and Acorn Management Partners, L.L.C. dated February 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

	By:	/s/ Ronald Conquest
Date: March 10, 2017		Ronald Conquest
Executive Vice President of Finance

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